Exhibit 99.1

KOPPERS

2006 – Senior Management Corporate Incentive Plan

Purpose:

The purpose of the Koppers Senior Management Corporate Incentive Plan is three fold:

•	To attract, motivate and retain key members of our management team.

•	To stimulate these employees to use their innate creativity and entrepreneurial thinking in carrying out the responsibilities of their present assignments.

•	To enhance the business growth and profitability of the Company by providing those charged with leadership roles with an opportunity for additional compensation based upon their contributions to the achievement of the business goals of the Company.

Incentive Plan Goals:

•	To align our management team’s goals with those of our shareholders.

•	To foster a spirit of teamwork and mutual supportiveness among key management members by emphasizing the importance of division performance and individual contributions made to the Company as a whole.

•	To reinforce the principle of continual improvement and tie management compensation to continual improvement of company profitability and the creation of shareholder value.

•	To encourage a sustained high level of personal performance among all Plan participants and to provide additional motivation for them to remain with the Company on a long-term basis as key members of our management team.

Incentive Plan Threshold Events:

•	Any payments under this incentive plan will be subject to the Company’s compliance with its debt covenants, including interest obligations and scheduled repayment of debt.

•	Any payments under this plan are subject to the requirement that the pre-established EPS threshold be attained.

•	The participant’s job performance during the period in question must meet acceptable standards and be in accordance with Company policy.

Incentive Funding:

The following measures will be rewarded under the Plan

•	EPS: Basic earnings per share, after excluding nonrecurring charges associated with the IPO.

•	Value Creation: Calculated as EBIT minus (a capital charge of 15% times the amount of capital committed to the respective unit or corporation).

•	Calculated at the total corporate level

•	Calculated at the business unit level

•	Calculated at the global CM&C level

For each group identified above target levels will be established, achievement of which contributes 100% of the respective participant’s target award to the respective incentive pool. Achievement of 80% of the target results in 50% of the target amount being contributed to the incentive pool (awards for performance between 80% and 100% of target are determined by interpolation). Achievement of 120% of the target results in 150% of the target amount being contributed to the incentive pool (awards for performance between 100% and 120% of target are determined by interpolation).

Payout Procedure:

Any incentive payments will be paid in cash within 2.5 months after the close of the program year after all of the following:

•	The Chief Executive Officer has had sufficient opportunity to review the performance of the participant during the Plan year.

•	The Chief Executive Officer has recommended allocations from the incentive pool to incentive plan participants.

•	The Human Resources and Compensation Committee of the Board of Directors has received, reviewed and approved the audited incentive payment proposals.

Administrative Notes:

•	If a Plan participant voluntarily terminates his/her employment during the course of the year, or if the Participant is terminated for cause before the payment occurs, no payment shall be made under the terms of this plan.

•	If a Plan participant voluntarily terminates his/her employment after the program year but before the payment occurs, the participant will be entitled to full payment as earned by comparison of performance to pre-established goals.

•	If a Plan participant terminates his/her employment involuntarily during the course of the year, payment of a pro-rata share of the incentive award to which he/she would otherwise have been entitled at year-end will be subject to the sole discretion of the Chief Executive Officer of Koppers Holdings Inc.

•	If a Plan participant retires during the course of the year, payment of a pro-rata share of the incentive award to which he/she would otherwise have been entitled at year-end will be subject to the discretion of the Chief Executive Officer of Koppers Holdings Inc.

•	If a Plan participant dies during the course of the year, a pro-rata share of the incentive award to which he/she would otherwise have been entitled at year-end will be paid to the Plan participant’s named beneficiary early in the following year.